Exhibit 10.3

PLEDGE AGREEMENT

This Pledge Agreement (the "Agreement") dated as of May 18th, 2009 is made by and between Astrata Group, Inc., a Nevada corporation (the "Guarantor"), and Fame Trading Ltd. (the "Lender") with respect to the following:

A. Guarantor owns all of the issued and outstanding stock in Astrata (Asia Pacific) Pte Ltd ("Borrower") which is indebted to Lender pursuant to the terms of that certain Loan Letter and Facility Agreement dated May 15, 2009 (the "Loan"). The obligations under the Loan arc secured by that certain Debenture, dated as of the date hereof, between the Borrower and Lender (the "Loan Agreement").

B. It is a condition to the making of the loans reflected in the Loan that the Guarantor provides a guarantee. as evidenced by that certain "Continuing Guarantee" dated May 15, 2009. and secure the guarantee with, among other things, a pledge of all of Guarantor's stock in the Borrower.

C. Guarantor has agreed to pledge all of Guarantor's stock in the Borrower as security for the performance of all of Guarantor's agreements, promises and obligations under the guarantee.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to extend credit to the Borrower, and in consideration of other obligations hereinafter incurred, Guarantor hereby agrees as follows:

ARTICLE I
PLEDGE OF STOCK

SECTION 1.1 Pledge of Stock. Guarantor hereby pledges all of Guarantor's stock in the Borrower, together with any and all rights, dividends. new securities or other property to which Guarantor is or may hereafter become entitled to receive on account of such property (the "Stock") to secure the satisfaction and performance of all of Guarantor's agreements, promises and obligations under the Continuing Guarantee and this Agreement. If Guarantor receives or if the Borrower issues to Guarantor or any other party any such property, Guarantor will immediately and physically deliver it to Lender or, if appropriate, take such other actions as may be necessary to create a security interest in such property in favor of the Lender, to be held subject to this Agreement as if the same were the Stock.

SECTION 1.2 Establishment of Pledge. Guarantor, concurrently with his execution of this Agreement, shall deliver to Lender all of the certificates or other documents evidencing the Stock, accompanied by duly executed Stock Assignment Separate From Certificate transferring in blank to the Lender the stock evidenced by said certificates (if necessary).

SECTION 1.3 Lender's Authority. Guarantor hereby authorizes Lender to keep and preserve the certificates or other documents evidencing the Stock in Lender's possession. pending full satisfaction and performance by Guarantor of all agreements, promises and obligations provided hereunder.

SECTION 1.4 Shares Transferable. Guarantor may transfer the Stock to a transferee who agrees in writing to take such Stock subject to this Agreement and to be bound by the terms and conditions of this Agreement. References herein to Guarantor include any such transferee.

SECTION l.5 Guarantor's Rights. Except as herein provided and provided that Borrower is not in default under the provisions of the Loan, the Debenture or any agreement related thereto, and Guarantor is not in default under the provisions of the Continuing Guarantee, the Debenture, or any agreements related thereto, Guarantor shall be entitled to receive and collect any and all cash dividends accruing with respect to the Stock held under this Agreement and shall have and retain all voting rights in connection therewith; provided, however, no dividends, salary or bonuses or any other amounts of any type or nature shall be paid, regardless of past practices, if the amount would materially threaten to impair Borrower's solvency or ability to meet all of its material obligations in the ordinary course of business.

SECTION 1.6 Additional Shares. Unless otherwise agreed to in writing by the Lender, the Borrower shall not issue, nor shall Guarantor cause the Borrower to issue, any equity securities to any person without first obtaining the prior written consent thereto of the Lender, which consent the Lender may grant or withhold in their sole and absolute discretion. If any such additional shares are issued, all of such additional shares shall be subject to this Agreement.

SECTION 1.7 Protection of Lender.

(a) The parties hereto shall execute such agreements as Lender shall reasonably request for the protection of Lender. As between Lender and any other party hereto, such agreements shall control. As between the parties hereto other than Lender, this Agreement shall control.

(b) Lender shall not be liable to Guarantor for any act (including, without limitation, any act of active negligence) or omission by Lender unless Lender's conduct constitutes willful misconduct or gross negligence.

(c) Guarantor hereby agree to indemnify and to hold Lender harmless from and against all losses, liabilities, claims, damages, costs and expenses (including actual attorneys' fees and disbursements) with respect to (i) any action (including, without limitation, any act of active negligence) taken or any omission by Lender with respect to this Agreement, provided that Lender's conduct does not constitute willful misconduct or gross negligence, and (ii) any claims arising out of Guarantor's ownership of the Stock or the Lender's security interest therein.

(e) Lender shall have no liability or responsibility for the legality, genuineness or sufficiency of the certificates or any other documents representing the Stock or of the assignments thereof, or of any other documents deposited with Lender.

(a) Guarantor agrees to pay to Lender the amount of any and all expenses, including the fees and expenses of counsel and of any experts and agents, which Lender may incur (if any) in connection with (a) the administration of this Agreement. (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Stock, (c) the exercise or enforcement of any of the rights of the Lender hereunder, and (d) the failure by the Lender to perform or observe any of the provisions hereof.

SECTION 1.8 Default.

(a) Whenever Guarantor is in default hereunder or any of the agreements and instruments related thereto or hereto, Lender shall immediately be authorized, without prior notice to Guarantor, to cause the Stock to be sold.

(b) The proceeds of any such sale shall be first applied to the payment of all costs and expenses of every kind for sale and delivery, including, without limitation, Lender's expenses (as defined in the last sentence of Section 1.7 hereof) and, after deducting such costs and expenses, Lender shall apply the net proceeds therefrom toward the satisfaction of all amounts owed to the Lender under the Loan in accordance with the provisions of the Loan and applicable California law. Lender shall remit any remaining amounts to Guarantor.

(c) Once Lender transfers or sells the Stock, and applies the proceeds from any such transfer or sale pursuant to the provisions hereof, the Lender shall be fully discharged thereafter from all liability and responsibility with respect to the Stock so transferred or sold.

SECTION 1.9 Release from Pledge. When Lender determines, in its sole discretion. that the entire principal balance of the Loan, together with all accrued interest and all other amounts due thereunder have been unconditionally paid and performed in full, Lender shall deliver to Guarantor the Stock remaining in Lender's possession, and all obligations among the Lender, on the one hand, and the Guarantor, on the other hand, shall thereupon cease. If at any time any payment of the principal of, or interest on the Loan or any other amount payable by the Borrower under the Loan, the Debenture or other loan documents is rescinded or must be otherwise restored or returned, the Guarantor shall immediately deliver to the Lender the Stock.

ARTICLE II
MISCELLANEOUS

SECTION 2.1 Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing).

SECTION 2.2 No Waiver. No failure or delay by the Lender in exercising any right, power or privilege under the Loan, the Debenture or other loan documents shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 2.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Guarantor and is consented to in writing by the Lender.

SECTION 2.4 Successors and Assign. This Agreement is for the benefit of the Lender. All of the provisions of this Agreement shall he binding upon the parties hereto and their respective successors and assigns except that the Guarantor may not assign or transfer any of his rights or obligations under this Agreement.

SECTION 2.5 Integration. This Agreement integrates all the terms and conditions mentioned herein or incidental hereto, and supersede all oral negotiations and prior writings with respect to the subject matter hereof.

SECTION 2.6 Attorneys' Fees. If any party hereto, including the Lender, shall bring an action against the other by reason of any alleged breach of any covenant, provision or condition or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party all attorneys' fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled. As used in this Section, "actual attorneys' fees" or "attorneys' fees actually incurred" means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to 'reasonable attorneys' fees" as that term may be defined in statutory or decisional authority. Lender shall be entitled to reimbursement of Lender's attorneys' fees and costs from the non- prevailing party in any event.

SECTION 2.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 2.8 Representation by Counsel.  Lender and Guarantor hereby acknowledge that they have been represented by counsel in connection with the negotiation, preparation and execution of this Agreement. Each party represents and warrants to the other that it has read this Agreement, has had an opportunity to carefully consider its provisions, has negotiated over its terms and conditions, and completely understands its content and legal effect.

SECTION 2.9 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE GUARANTOR HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS IN LOS ANGELES, CALIFORNIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH HE MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

Guarantor:

ASTRATA GROUP, INC
A Nevada corporation

By: /s/ signature
Its” Chairman & CEO

Borrower:

ASTRATA (ASIA PACIFIC) PTE LTD

By: /s/ signature
Its: Director

Lender:

FAME TRADING LTD.

By: /s/ signature
Its: Director